UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GULFMARK OFFSHORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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February 8, 2010
Dear Stockholder:
We have previously sent to you proxy material for the Special Meeting of the stockholders of GulfMark Offshore, Inc. (the “Company”) to be held on February 23, 2010. Your Board of Directors has unanimously recommended that stockholders return the enclosed proxy card voting FOR all of the Items.
Since approval of the adoption of the Reorganization Agreement and certain of the other stockholder proposals requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Sincerely,
Bruce A. Streeter
Chief Executive Officer and President

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

As previously announced, the Company entered into an agreement and plan of reorganization (the “Reorganization Agreement”) with New GulfMark Offshore, Inc. (“New GulfMark”), a wholly owned subsidiary of the Company, pursuant to which the Company will merge with and into New GulfMark, with New GulfMark the surviving corporation (the “Reorganization”). Upon completion of the Reorganization, New GulfMark’s name will change to “GulfMark Offshore, Inc.”. In connection with the proposed Reorganization and the other stockholder proposals, New GulfMark filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) containing a proxy statement of the Company and a prospectus of New GulfMark and other documents with respect to the Reorganization and the other proposals. The registration statement was declared effective by the SEC on January 22, 2010. The Company has mailed the joint proxy statement/prospectus to its stockholders, who held shares of the Company’s common stock on January 21, 2010, the record date for the Special Meeting. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
Investors and stockholders may obtain free copies of the registration statement, the proxy statement/prospectuses and other documents filed with the SEC by the Company or New GulfMark through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at www.gulfmark.com or by contacting the Company’s Investor Relations Department at (713) 963-9522.
The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies in respect of the proposals. Information regarding the Company’s directors and executive officers is available in the registration statement and the documents and information incorporated by reference therein, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 8, 2009.
This letter contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company’s filings with the SEC, including the registration statement and the Company’s Form 10-K for the year ended December 31, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.